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                                                                      Exhibit 5
                                MILLER & MARTIN                       ---------
                                ATTORNEYS AT LAW
                         SUITE 1000 VOLUNTEER BUILDING
                               832 GEORGIA AVENUE
                       CHATTANOOGA, TENNESSEE  37402-2289
                                  423/756-6600
                                FAX 423/785-8480

                                                            NASHVILLE OFFICE:
                                                      SUITE 1225 SUNTRUST CENTER
                                                            424 CHURCH STREET
                                                 NASHVILLE, TENNESSEE 37219-2301
                                                             615/244-3119
                                                            FAX 615/244-1423

                                October 9, 1997

U.S. Xpress Enterprises, Inc.
2931 South Market St.
Chattanooga, TN  37410

            Re:  U.S. Xpress Enterprises, Inc.
                 Employee Stock Purchase Plan

Gentlemen:

          This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act") with respect to 300,000 shares of the Class A Common Stock, $.01 par value (the "Common Stock") of U.S. Xpress Enterprises, Inc. (the "Company") in connection with its Employee Stock Purchase Plan.

          In rendering this opinion, we have conducted such investigation, have reviewed such matters of law, and have examined such corporate books, records and other documents (including the Registration Statement) as we have deemed necessary or relevant to this opinion.

          Based on the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, the Common Stock which may be issued in accordance with the Registration Statement will, when issued, be legally issued, fully paid and non-assessable.

          As you are aware, A. Alexander Taylor II, a director of the Company, is a partner in the law firm of Miller & Martin.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    MILLER & MARTIN

                                    By:  /s/ Hugh F. Sharber
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